EXHIBIT 10-24
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FUNCTIONAL MANAGEMENT TEAM  EMPLOYMENT AGREEMENT

THIS AGREEMENT is made between EXTENDED SYSTEMS OF IDAHO, INCORPORATED (ESI) and Holmes T Lundt (EMPLOYEE) for the employment of EMPLOYEE by ESI.

IT IS AGREED BETWEEN THE PARTIES:

1. EMPLOYMENT: ESI hereby hires EMPLOYEE and EMPLOYEE accepts employment with ESI as Vice President of Business Development.

2. TERMS OF EMPLOYMENT: This Agreement shall commence the 18th day of December, 2001 and shall continue until terminated by either party pursuant to paragraph five.

3. COMPENSATION: The EMPLOYEE shall receive as compensation for his/her services the amount of $13, 108 per month plus all employee benefits as set forth in the current issue of the Extended Systems Employee Handbook. As of this date, Mr. Lundt is working a 60% schedule which makes his current salary $7,865 per month.

4. DUTIES OF EMPLOYEE: EMPLOYEE shall have the duties and authority as set forth in the job description.

5. VACATION: EMPLOYEE shall accumulate paid vacation as set forth in Extended Systems Time-Off Policy.

6. TRAVEL EXPENSES: EMPLOYEE shall be reimbursed for all authorized travel and lodging expenses.

7. FRINGE BENEFITS: Fringe benefits shall be provided by ESI as set forth in the Extended Systems Employee Handbook which is located on the HR Intranet. I understand that I am responsible for familiarizing myself with the contents of the handbook. I understand that the contents in the Employee Handbook are subject to change at Extended Systems' discretion and do not create any contractual commitments by the Company. /s/ HL (Employee Initials)

8. DRUG AND ALCOHOL POLICY: EMPLOYEE agrees to abide by the terms of the Extended Systems Drug and Alcohol Policy. Receipt of Drug and Alcohol Policy is hereby acknowledged. /s/ HL (Employee Initials).

9. NON-DISCLOSURE AGREEMENT: EMPLOYEE agrees to abide by the terms of the Extended Systems Non-Disclosure Agreement.

10. INSIDER TRADING POLICY: EMPLOYEE agrees to abide by the terms of Extended Systems' Insider Trading Policy.

11. NOTICE OF TERMINATION: With or without good cause either party may terminate this agreement by giving fourteen (14) days written notice to the other party. Termination of this Agreement shall not terminate the NONDISCLOSURE AGREEMENT between the parties.

12. SEVERANCE PAY: In the event EMPLOYEE is terminated without cause, EMPLOYEE shall be entitled to six (6) months of pay, at EMPLOYEE'S current base salary, plus $2,000.00 in lieu of fringe benefits, and payout of accrued vacation. In order to receive such salary and fringe benefits payment, EMPLOYEE must execute the then current company "Release of All Employment Claims." Participation in all stock option plans, stock purchase plans, and other company personnel benefits shall cease on the EMPLOYEE's date of termination, subject to the specific provisions of option agreements or plans that may extend EMPLOYEE's rights beyond date of termination. If EMPLOYEE is removed from the Functional
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Management Team (FMT) into another position within ESI, the EMPLOYEE shall only be entitled to receive a pro rata severance payment. For example, if EMPLOYEE is removed from the Functional Management Team into another position, and 3-months later is terminated without cause from the new position, EMPLOYEE would be entitled to receive a pro-rata amount of the 6-months termination pay and fringe benefits payment (3-months base salary and $1,000.00 fringe benefits payment). As another example, if EMPLOYEE is in the new position for 9-months and is then terminated, no termination payment would be due under this agreement. In the event of a change of control of the company or if the company is acquired by another company, person or entity, the six (6) month base salary termination payment shall be increased to twelve (12) months. EMPLOYEE is responsible for any tax consequences triggered by severance payment or a change in control.

DATED this 13th day of February, 2002.

/s/ Holmes Lundt                             /s/ Steven D. Simpson
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FUNCTIONAL MANAGEMENT TEAM EMPLOYEE          EXTENDED SYSTEMS